Exhibit 99.2

             FCG and Rocky Mountain Health Plans Announce
                  Five-Year IT Outsourcing Agreement

    LONG BEACH, Calif.--(BUSINESS WIRE)--April 27, 2005--First Consulting Group, Inc. (FCG), (NASDAQ:FCGI), and Rocky Mountain Health Plans (RMHP) today announced the signing of an estimated $16 million, long-term information services outsourcing agreement.
    FCG will manage and operate RMHP's Information Technology (IT) operations, including help desk and desktop support, data center, network operations, and telecommunications. FCG will also be responsible for a substantial portion of existing applications management with RMHP retaining responsibility for the operation of a single third-party application under the agreement.
    Laurel Walters, chief operating officer of RMHP, said, "This agreement will allow our organization to focus on our core mission of providing high quality and affordable health care benefits and services to our members statewide. FCG brings a great deal of business and technology depth, talent, and experience to help us improve service to our more than 120,000 plan members. FCG has demonstrated that it will be a great partner focused on how technology supports our business needs and will greatly assist us in achieving our long-term goals."
    Luther Nussbaum, chairman and CEO of FCG, said, "We are very pleased to partner with a long time health plan leader like Rocky Mountain Health Plans, which is committed to providing the best possible services to its membership. Our ability to run their IT operations and manage the IT environment will allow Rocky Mountain Health Plans to continue focusing on its core strength of providing and managing a broad offering of health care benefits and services throughout the state of Colorado. This agreement extends our successful outsourcing capability into the health plan market, an area we have been serving with consulting and technology services since 1992."
    FCG now provides outsourcing services to 50 hospitals and one health plan, incorporating 13 clients and over 100,000 users. These contracts have a remaining total contract value of $308 million that is expected to be earned over the future life of these arrangements.

    About Rocky Mountain Health Plans

    Rocky Mountain Health Plans (RMHP) provides high quality, comprehensive and affordable medical benefit plans and services to more than 120,000 members. The organization offers a wide range of medical benefit options, including PPO, HMO, shared-funding, and self-funded medical plans. RMHP serves a broad cross-section of Coloradans, including commercial groups, individuals, Medicare and Medicaid eligible persons, and children who receive care under the state's Child Health Plan Plus program. For more information about RMHP, visit www.rmhp.org.

    About FCG

    FCG is a leading provider of outsourcing, consulting, systems implementations and integration for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia. Through combinations of on-site, off-site and offshore outsourced services, FCG provides low-cost, high-quality offerings to improve its client's performance. The firm's consulting and integration services increase clients' operations effectiveness with and through information technology, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.

    Important Notice Regarding Forward-Looking Statements

    This release contains forward-looking statements, including estimates of (i) the future value and duration of the outsourcing agreement between FCG and RMHP; (ii) the potential effects of such agreement on FCG and RMHP; and (iii) the future remaining value of FCG's other outsourcing engagements. These forward-looking statements involve known and unknown risks which may cause FCG's actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements. Some of the risks that should be considered include whether the outsourcing agreement may be amended, modified or terminated early by the parties, how FCG manages the current information systems and the outsourced environment at RMHP under the terms of the contract, including transition to and integration of the outsourced operations and personnel and management of any growth in demand for services, and other factors referenced in FCG's most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG's objectives or plans will be achieved. FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    CONTACT: First Consulting Group, Inc.
             Luther Nussbaum, Chairman and CEO, 562-624-5220
             Thomas Reep, VP Investor Relations, 562-624-5250